EXHIBIT 10.2

EXECUTION COPY

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of April 27, 2004 among Radnor Holdings Corporation (the “Company”); WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C. and WinCup LP, L.L.C. (together with the Company, the “Obligors”); and Wachovia Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

The Obligors and Wachovia Bank, National Association, as trustee, are parties to an Indenture dated as of April 27, 2004 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing, subject to the terms and conditions thereof, for the issuance of the Securities referenced therein (the “Securities”) by the Company to the Holders referenced therein in an aggregate principal or face amount not exceeding $70,000,000, which Securities and all other Indenture Obligations (as defined in the Indenture) are guaranteed by certain of the Obligors and the other Guarantors referenced therein.

To induce said Holders to purchase the Securities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1. Definitions, Etc.

(a) Terms defined in the Indenture are used herein as defined therein.

(b) The terms “Deposit Account”, “Equipment”, “Fixtures”, “Goods”, “Instrument”, “Investment Property”, “New Debtor” and “Proceeds” have the respective meanings assigned to such terms in Article 9 of the UCC. The term “Financial Assets” shall have the meaning assigned to such term in Article 8 of the UCC.

(c) In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Account” has the meaning assigned to such term in Section 4.

“Collateral Certificate” means an Officers’ Certificate of the Company substantially in the form of Annex 3 (or any other form approved by the Collateral Agent), completed and with the schedules and attachments contemplated thereby. Each Collateral Certificate furnished to the Collateral Agent hereunder shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Agreement.

“Environmental Laws” means any federal, state, local or foreign law, regulation, license, permit, certificate, consent, order, approval or other authorization applicable to the business operations of any Obligor or ownership or possession of any Obligor’s properties or assets relating to protection of the environment or hazardous or toxic substances or wastes, pollutants and contaminants.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined by the Company in a commercially reasonable manner.

“Final Memorandum” means the offering memorandum relating to the Securities, dated April 15, 2004.

“Hazardous Materials” means those substances, wastes, pollutants or contaminants that are regulated by or form the basis of liability under any Environmental Laws.

“Leased Equipment” means the Equipment set forth in Part A of Annex 1 together with (i) necessary replacements or repairs thereof constituting maintenance in the ordinary course of business and (ii) replacements or repairs thereof from any insurance proceeds in respect thereof, which Equipment is subject to a lease to which an Obligor is a party that restricts the ability of such Obligor to grant a Lien on the relevant Equipment to the Collateral Agent.

“Material Adverse Effect” means a material adverse effect on the business, assets, consolidated financial condition or results of operations or business prospects of the Company and its Subsidiaries taken as a whole, or on the ability of any Obligor to perform its obligations under the Indenture or any Collateral Document.

“Mooresville Excluded Equipment” means any Equipment acquired or constructed by any Obligor after the date hereof with assets other than the Collateral or Mortgaged Property or any proceeds thereof and initially located on WinCup Holdings, Inc.’s leased property located at 314 Mooresville Boulevard, Mooresville, NC.

“Mortgaged Property” means, collectively, all of the “Property” defined in each of the Mortgages.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“New Mooresville Collateral” means all Mooresville Excluded Equipment that, on or before the date 90 days after the acquisition or construction of such property by any Obligor, has not become subject to a Lien permitted by clause (d) of Section 1012 of the Indenture.

“Original Real Property” means any real property owned or leased by any Obligor on the date hereof and described in Schedule B to the Perfection Certificate delivered on the date hereof.

“Other Excluded Equipment” has the meaning assigned to such term in Section 3.

“Perfection Certificate” means an Officers’ Certificate of the Company substantially in the form of Annex 2 (or any other form approved by the Collateral Agent), completed and with the schedules and attachments contemplated thereby. Each Perfection Certificate furnished to the Collateral Agent hereunder shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Agreement.

“Prior Pledged Equipment” means the Equipment set forth in Part B of Annex 1 together with (i) necessary replacements or repairs thereof constituting maintenance in the ordinary course of business and (ii) replacements or repairs thereof from any insurance proceeds in respect thereof, as to which a security interest was created prior to the date hereof in favor of Persons other than the Collateral Agent.

“Secured Obligations” means, collectively, (a) in the case of the Company, the principal of and interest on the Securities and all other amounts whatsoever now or hereafter from time to time owing by the Company to the Secured Parties, or any of them, under the Indenture or any Collateral Document, (b) in the case of the other Obligors, the obligations of said Obligors in respect of the Guarantees and all other amounts whatsoever now or hereafter from time to time owing by said Obligors to the Secured Parties, or any of them, under the Indenture or any Collateral Document, and (c) all other Indenture Obligations.

“Secured Parties” means, collectively, the Holders and the beneficial owners of any interest in the Securities, the Trustee and the Collateral Agent.

“Special Released Collateral” has the meaning assigned to such term in Section 5.11(c).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Waiver and Access Rights Agreement” means a waiver by a landlord, in the case of real property leased by an Obligor, or by a mortgagee, in the case of real property owned by an Obligor that is mortgaged to a Person other than the Collateral Agent, waiving any lien arising by statute, contract or otherwise, to the Collateral located on the premises and providing access for the Collateral Agent onto the premises, each in a form substantially similar to the “Landlord Waivers” and “Mortgagee Waivers” in effect on the date hereof and heretofore delivered for the benefit of the Collateral Agent and described in Schedule B to the Perfection Certificate delivered on the date hereof or otherwise in form and substance satisfactory to the Collateral Agent.

(d) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

Section 2. Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:

(a) Organization; Powers. Each of the Obligors has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership in good standing or similar status under the laws of the jurisdiction of its incorporation or formation, with power and authority to own its properties and to conduct its business as described in the Final Memorandum and to enter into and perform its obligations under the Collateral Documents to which it is a party and has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing or similar status under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; Enforceability. Each Collateral Document has been duly authorized by each Obligor party thereto and constitutes a legal, valid and binding agreement of such Obligor, enforceable against such Obligor in accordance with its terms, except as (i) may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and (ii) such enforceability is subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) Governmental Approvals; No Conflicts. The execution, delivery and performance of the Collateral Documents by each Obligor party thereto, and the consummation by such Obligor of the transactions contemplated thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which such Obligor is a party or by which such Obligor is bound or to which any of the property or assets of such Obligor is subject, or any federal, state, local or foreign statute or any order, rule or regulation of any federal, state, local or foreign court or governmental agency or body having jurisdiction over such Obligor or any of its properties; (ii) result in any violation of the provisions of the charter, including any Certificate of Incorporation or Articles of Incorporation or By-laws (or other organizational or governing documents), in each case as amended, of such Obligor; (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Obligor, except pursuant to or as contemplated by the terms of the Indenture or the Collateral Documents, or (iv) constitute a default under any ordinance, license or permit, except, in the case of the events specified in clauses (i), (iii) and (iv) above, for such conflicts, violations or defaults which would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any federal, state, local or foreign court or governmental agency or body is required for the execution, delivery and performance by each Obligor of the Collateral Documents to which they are or will be a party or for the consummation by such Obligor of the transactions contemplated thereby, except for the recording of the Mortgages and the filing of the financing statements contemplated hereby. Each of the Obligors has full power and authority to enter into and perform its obligations under the Collateral Documents to which it is or will be a party.

(d) Disclosure. None of the reports, appraisals, searches, certificates or other information furnished by or on behalf of the Company to the Initial Purchaser in connection with the Collateral, the Mortgaged Property or any of the Collateral Documents or delivered hereunder (as modified or supplemented by other information so furnished) is untrue in any material respect.

(e) Title and Priority. All of the Equipment owned by the Obligors on the date hereof is located on the Original Real Property and, except with respect to the Leased Equipment, all of the Equipment located on the Original Real Property on the date hereof is owned by one or more Obligors. Each Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest hereunder and no Lien exists upon such Collateral, except for Liens permitted under Section 1012 of the Indenture. The security interest created hereunder constitutes a valid, first priority perfected security interest in the Collateral in which such Obligor purports to grant a security interest hereunder (except, in the case of perfection and priority, in respect of Motor Vehicles subject to a certificate of title statute), subject to no equal or prior Lien except as permitted by said Section 1012.

(f) Perfection Certificate, Filing Information, Etc.

(i) Perfection Certificate. A Perfection Certificate has been duly prepared, completed and executed and delivered to the Collateral Agent, and the information set forth therein is correct and complete in all material respects as of the date hereof.

(ii) Names and Identifying Information. As of the date hereof, set forth in Schedule A to the Perfection Certificate delivered on the date hereof are for each Obligor the (i) full and correct legal name, (ii) type of organization (including any change in the identity or corporate structure within the past five years), (iii) jurisdiction of organization, (iv) Federal taxpayer identification number, (v) place of business(es) and (vi) former legal name(s) within the last five years of each Obligor.

(iii) Real Property and Locations of Collateral. Set forth in Schedule B to the Perfection Certificate delivered on the date hereof is a list of all of the real property interests (including in respect of leased property) held by the Obligors as of the date hereof, indicating in each case (i) the description of the location of the respective property, (ii) whether the respective property is owned or leased, (iii) the identity of the owner or lessee of the respective property, (iv) whether the respective property is subject to the Lien of a Mortgage, (v) the filing office in which each Mortgage must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein and (vi) either (A) a description of the relevant Mortgage, if applicable, (B) if the respective property is owned by any Obligor and not subject to the Lien of a Mortgage, that the respective property is subject to no Lien other than Permitted Liens, (C) that the Collateral Agent has received a Waiver and Access Rights Agreement with respect to such property that is currently in full force and effect (together with a description of such Waiver and Access Rights Agreement) or (D) that no Collateral is located on the respective property.

(iv) Motor Vehicles. As of the date hereof, the aggregate Fair Market Value of the Collateral consisting of Motor Vehicles subject to a certificate of title statute does not exceed $350,000.

(v) Filing Information.

(a) Uniform Commercial Code financing statements have been prepared for filing in the applicable Uniform Commercial Code filing office and, in the case of fixture filings, the applicable County recorder’s office in each jurisdiction identified with respect to each Obligor in Part A of Schedule E to the Perfection Certificate delivered on the date hereof.

(b) Part A of Schedule E to the Perfection Certificate delivered on the date hereof correctly sets forth for each Obligor (i) the financing statements and fixture filings required under the terms of this Agreement and the other Collateral Documents and (ii) the respective filing or recorder’s offices for such financing statements and fixture filings, as the case may be. Except for (i) the financing statements and fixture filings as to which amendments, termination statements and fixture filing terminations described in Part B of Schedule E to the Perfection Certificate delivered on the date hereof are to be filed by the Obligors and (ii) the financing statements and fixture filings described in Part C and Part D of Schedule E to the Perfection Certificate delivered on the date hereof that cover property subject to Liens permitted by Section 1012 of the Indenture, there are no financing statements or fixture filings with respect to any of the Collateral that are effective and currently on file except for those in favor of the Collateral Agent and set forth in Part A of Schedule E to the Perfection Certificate delivered on the date hereof.

(g) Real Property, Etc. Each of the Obligors has good title to, or a valid leasehold interest in, all of its real property material to its business, subject only to Liens permitted by Section 1012 of the Indenture and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. The Mortgages are effective to grant a legal and valid mortgage lien on all of the respective Obligor’s right, title and interest in each of the mortgaged properties thereunder. Upon the due recording and indexing thereof, each Mortgage will constitute a validly perfected and enforceable first priority security interest in the related mortgaged property, for the benefit of the Secured Parties, subject only to the encumbrances and exceptions to title expressly set forth therein and except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(h) Environmental. Except as described in the Final Memorandum, to the knowledge of the Obligors, each of the Obligors is in compliance with all Environmental Laws, except to the extent that failure to comply with such Environmental Laws would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as described in the Final Memorandum, none of the Obligors is the subject of any pending or, to the best knowledge of the Company, threatened federal, state, local or foreign investigation evaluating whether any remedial action by any of the Obligors is needed to respond to a release of any Hazardous Materials into the environment, resulting from the business operations of any of the Obligors or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that the would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as described in the Final Memorandum, none of the Obligors has received any written notice or claim, nor are there pending or, to the knowledge of the Company, threatened, lawsuits or governmental proceedings against them, with respect to violations of or liabilities under any Environmental Law or in connection with any release of any Hazardous Material into the environment that would reasonably be expected to result in a Material Adverse Effect.

(i) Changes in Circumstances. Each Obligor has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (ii) except as specified in the Schedule A to the Perfection Certificate delivered on the date hereof, heretofore changed its name, or (iii) heretofore become a New Debtor with respect to a currently effective security agreement covering any of the Collateral previously entered into by any other Person.

(j) Permanently Excluded Collateral. On the date hereof, the aggregate Fair Market Value of the Leased Equipment does not exceed $8,000,000 and the aggregate Fair Market Value of the Prior Pledged Equipment does not exceed $5,500,000.

(k) Patents. As of the date hereof, there are no patents or patent applications owned by any Obligor that are necessary or required to operate or sell, dispose or otherwise transfer any of the Collateral, nor does the use by any Obligor of any of the Collateral violate or infringe upon any patent or patent application of any other Person or require any payment by any Obligor (whether as licensee or otherwise) in respect of any such patent or patent application.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby grants to the Collateral Agent, for the benefit of the Secured Parties as hereinafter provided, a security interest in all of such Obligor’s right, title and interest in, to and under the following property and assets, and whether (except as expressly provided in the proviso in this Section 3) now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property and assets described in this Section 3 being collectively referred to herein as the “Collateral”):

(a) all Equipment;

(b) all New Mooresville Collateral;

(c) all Fixtures;

(d) the Collateral Account and all Financial Assets and other property and balances credited thereto from time to time;

(e) all Qualified Consideration received by any Obligor pursuant to Section 1009 of the Indenture, including any notes or Instruments with respect thereto; and

(f) all Proceeds, products, substitutions and replacements of and to any of the Collateral (including Proceeds) and, to the extent related to any Collateral, all warranties, service or repair contracts, books, manuals, operations or users guides, correspondence, files, records, invoices, ledger sheets, ledger cards, files, computer software (owned by any Obligor or in which it has an interest), computer programs, tapes, disks and other papers;

PROVIDED that the definition of “Collateral” shall not include (I) any Mooresville Excluded Equipment, unless and until, and then only to the extent that, such Mooresville Excluded Equipment shall have become New Mooresville Collateral, which New Mooresville Collateral shall be included in the definition of “Collateral”; (II) any Equipment acquired or constructed after the date hereof with assets other than the Collateral or Mortgaged Property or any proceeds thereof and initially located on any real property other than Original Real Property (the “Other Excluded Equipment”); (III) the Leased Equipment and the Prior Pledged Equipment (whether or not such Equipment is acquired by any Obligor after the date hereof free and clear from the lease or pledge relating thereto); (IV) any Proceeds from dispositions contemplated by Section 5.11(d), unless and until any such Proceeds are used to purchase Specified Collateral Assets (subject to clause (I) and (II) above), which Specified Collateral Assets shall be included in the definition of “Collateral”; and (V) any Fixtures constituting doors, wiring, heating, ventilating, air conditioning, sprinkler, plumbing, irrigating, elevators or escalators or other similar Fixtures used solely in the operation of buildings erected on land as leasable commercial real property; and

NOTWITHSTANDING anything herein to the contrary, any Equipment (including any Equipment acquired or constructed after the date hereof but excluding the equipment described in clauses (III) and (V) above) located on any Original Real Property shall be presumed to be part of the “Collateral” unless the Company shall have certified that such Equipment is Mooresville Excluded Equipment or Other Excluded Equipment pursuant to a Collateral Certificate delivered to the Collateral Agent.

Section 4. Cash Proceeds of Collateral.

(a) Collateral Account. The Collateral Agent will cause to be established account #1576037112, titled “Radnor Hld Coll”, and maintained by and in the sole name of the Collateral Agent (the “Collateral Account”), which

(i) to the extent of all Investment Property or Financial Assets (other than cash) credited thereto shall be a “securities account” (as defined in Section 8-501 of the UCC) in respect of which the Collateral Agent shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) and

(ii) to the extent of any cash credited thereto, shall be a Deposit Account, and into which each Obligor agrees to deposit from time to time the proceeds of any of the Collateral or the Mortgaged Property consisting of Investment Property, Financial Assets and cash (including in respect of Asset Sales contemplated by Section 1009 of the Indenture and in respect of Events of Loss contemplated by Section 1017 of the Indenture) required to be delivered to the Collateral Agent pursuant to said Sections 1009 and 1017. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Until so deposited, all such Proceeds shall be held in trust by such Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor.

(b) Withdrawals. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this paragraph (b). If the Company has opted to (i) make an investment in Specified Collateral Assets of any Obligor or make an Asset Sale Offer for the Securities pursuant to Section 1009 of the Indenture or (ii) reinvest Net Loss Proceeds in the rebuilding, repair, replacement or construction of improvements to property or make an Event of Loss Offer for the Securities pursuant to Section 1017 of the Indenture, and subject to the satisfaction of the conditions set forth in Section 5.12(e), the applicable amount held in the Collateral Account shall be applied by the Collateral Agent towards such investment or offer, as the case may be, and such amount shall be advanced to the Company by the Collateral Agent. Notwithstanding anything herein to the contrary, at any time following the occurrence and during the continuance of an Event of Default (and irrespective of whether any investment as contemplated in the previous sentence is in progress), the Collateral Agent may (and, if instructed by the Holders as specified in Section 502 of the Indenture, shall) in its (or their) discretion apply or cause to be applied the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.08.

(c) Investment of Balance in Collateral Account. The cash balance outstanding to the credit of the Collateral Account shall be invested from time to time in such Cash Equivalents as the Company (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (and credited to the Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Holders as specified in Section 502 of the Indenture, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.08.

Section 5. Further Assurances; Remedies. In furtherance of the grant of the security interest hereunder, the Obligors hereby agree with the Collateral Agent for the benefit of the Secured Parties as follows:

5.01 Delivery and Other Perfection; Further Assurances. Each Obligor shall:

(a) in addition to the Company’s obligations under Section 1403(a) to deliver an Opinion of Independent Counsel in the manner prescribed therein, give, execute, deliver, file, record, authorize or obtain all such financing statements, fixture filings, notices, instruments, documents, agreements or consents or other papers, and take all such other actions, as may be necessary or (in the reasonable judgment of the Collateral Agent) desirable to create, maintain, preserve, perfect or validate the security interest created hereunder or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest (including (i) delivering to the Collateral Agent any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in form and substance as the Collateral Agent may request, (ii) executing and delivering and, subject to the execution thereof by the Collateral Agent, causing to be filed such continuation statements, and do such other acts and things, as may be reasonably necessary to maintain the perfection of the security interest created hereunder, (iii) paying any fees and taxes required in connection with the execution and delivery of this Agreement, the grant of the security interest created hereunder and the filing of any financing statements, fixture filings or other documents in connection herewith or therewith and (iv) delivering to the Collateral Agent such Uniform Commercial Code amendments (including fixture filing amendments) and such other documentation as shall be necessary or as the Collateral Agent shall reasonably request in order to create, maintain, preserve, perfect or validate the security interest created hereunder with respect to any of the changes set forth on Schedule D in any Perfection Certificate delivered hereunder);

(b) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests created hereunder;

(c) take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest created hereunder and the priority thereof against any Lien not expressly permitted by Section 1012 of the Indenture;

(d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may require; and

(e) from time to time upon the written request of the Collateral Agent, execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

5.02 Other Financing Statements and Liens. Except in respect of Liens expressly permitted under Section 1012 of the Indenture, no Obligor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, fixture filing or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Agent to have “control” (as defined in Sections 8-106 and 9-104 of the UCC) of the Collateral Account.

5.03 Preservation of Rights. No Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.04 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, as are designated in its request, and, subject to any applicable Waiver and Access Rights Agreement, shall permit the Collateral Agent or any of its representatives to use any of its lifts, hoists, trucks and other facilities or equipment (whether owned or leased) for handling or removing the Collateral;

(b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Collateral Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e) subject to any applicable Waiver and Access Rights Agreement, the Collateral Agent shall have a right of ingress and egress to the locations where the Collateral is located, and may proceed over and through any Obligor’s owned or leased properties; and

(f) the Collateral Agent may, upon 10 days’ prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released (except as otherwise required by applicable law). The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.04 shall be applied in the manner specified in Section 5.08.

5.05 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.04 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

5.06 Locations; Names. Without at least 20 days’ prior written notice to the Collateral Agent, no Obligor shall change its location or change its name from the name shown as its current legal name in Schedule A to the most recently delivered Perfection Certificate.

5.07 Private Sale. None of the Secured Parties shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.04 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

5.08 Application of Proceeds. Except as otherwise herein expressly provided, the Proceeds of any collection, sale or other realization of all or any part of the Collateral or Mortgaged Property pursuant hereto or any other Collateral Document, and any other cash at the time held by the Collateral Agent under Section 4 or this Section 5, shall be applied by the Collateral Agent pursuant to Section 510 of the Indenture.

5.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

5.10 Perfection. Each Obligor hereby authorizes the Collateral Agent to file, and to have filed prior to the date hereof, one or more financing statements and fixture filings in respect of such Obligor as debtor in such filing offices in such jurisdictions with which such a filing is (a) required to perfect the security interest created hereunder by such Obligor or (b) reasonably desirable (in the Collateral Agent’s discretion) to give notice of the security interest created hereunder by such Obligor, in each case containing a description of the Collateral in substantially the form set forth in Annex 4.

5.11 Termination; Partial Release; Uniform Commercial Code Amendments.

(a) Full Termination or Defeasance. When all Secured Obligations shall have been paid in full in accordance with the provisions of Section 1201 of the Indenture, or if a “defeasance” shall have occurred pursuant to Article 4 of the Indenture, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor. The Collateral

Agent shall also execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

(b) Asset Sale Release. The Collateral Agent shall release any Lien covering any Collateral or Mortgaged Property that has been disposed of pursuant to Section 1009 of the Indenture (including in respect of any Collateral or Mortgaged Property owned by any Obligor whose Equity Interests have been disposed of pursuant to said Section 1009) and shall execute and deliver to the Company (or its designee) such documents and instruments prepared by the Company and delivered to the Collateral Agent pursuant to clause (iii) below that are reasonably required to effect or evidence such release, without any recourse or warranty or representation whatsoever, provided that each of the following actions shall have been performed to the satisfaction of the Collateral Agent as a condition to such release:

(i) prior to or concurrently with any such release the Company shall have (a) deposited the Proceeds of such Collateral and/or Mortgaged Property consisting of Investment Property, Financial Assets and cash into the Collateral Account pursuant to Section 4.01 to be applied as provided in Section 1009 of the Indenture and (b) delivered to the Collateral Agent any Instruments constituting part of such Proceeds, endorsed and/or accompanied by such instruments of assignment and transfer in form and substance as the Collateral Agent may request;

(ii) the Collateral Agent shall have received a Collateral Certificate with respect to such released Collateral or Mortgaged Property; and

(iii) the Collateral Agent shall have received from the Company such Uniform Commercial Code amendments (including fixture filing amendments) and such other documentation (including any mortgage or deed of trust release documentation) as the Company shall reasonably request in order to release the Lien created hereunder in the Collateral and/or Mortgaged Property set forth in the attachment to the Collateral Certificate delivered in clause (ii) above.

(c) Special Release. Upon the request of the Company pursuant to Section 1404(a)(6) of the Indenture, the Collateral Agent shall execute and deliver to the Company (or its designee) such documents and instruments prepared by the Company and delivered to the Collateral Agent pursuant to clause (iii) below that are reasonably required to effect or evidence the release of the Collateral and/or Mortgaged Property selected by the Company (the “Special Released Collateral”), without any recourse or warranty or representation whatsoever, provided that each of the following conditions shall have occurred to the satisfaction of the Collateral Agent as a condition to such release:

(i) prior to or concurrently with such release, each of the conditions set forth in Section 1404(a)(6) of the Indenture;

(ii) the Collateral Agent shall have received a Collateral Certificate with respect to such released Collateral or Mortgaged Property; and

(iii) the Collateral Agent shall have received from the Company such Uniform Commercial Code amendments (including fixture filing amendments) and such other documentation (including any mortgage or deed of trust release documentation) as the Company shall reasonably request in order to release the Lien created hereunder in the Collateral and real property set forth in the attachment to the Collateral Certificate delivered in clause (ii) above.

(d) Non-Asset Sale Dispositions. The Collateral Agent shall release any Lien covering any Collateral that has been disposed of pursuant to a transaction not constituting an Asset Sale and certified as such pursuant to the definition of “Asset Sale” in the Indenture and shall execute and deliver to the Company (or its designee) such documents and instruments prepared by the Company and delivered to the Collateral Agent pursuant to clause (ii) below that are reasonably required to effect or evidence such release, without any recourse or warranty or representation whatsoever, provided that each of the following actions shall have been performed to the satisfaction of the Collateral Agent as a condition to such release:

(i) the Collateral Agent shall have received a Collateral Certificate with respect to such released Collateral; and

(ii) the Collateral agent shall have received from the Company such Uniform Commercial Code amendments as the Company shall reasonably request in order to release the Lien created hereunder in the Collateral set forth in the attachment to the Collateral Certificate delivered in clause (i) above.

(e) General Releases. The Collateral Agent shall release any Lien covering any Collateral that has been disposed of pursuant to a transaction not described in the foregoing clauses (a) through (d) and permitted by the Holders pursuant to Article 9 of the Indenture in the manner requested by the Company and approved by such Holders.

(f) Excluded Equipment Further Assurances. In connection with any acquisition or disposition of any Mooresville Excluded Equipment or any Other Excluded Equipment by any Obligor, upon the reasonable request of the Company, and provided that the Company shall have delivered a Collateral Certificate to the Collateral Agent with respect to such Mooresville Excluded Equipment or Other Excluded Equipment, the Collateral Agent shall execute and deliver to the Company (or its designee) such Uniform Commercial Code Amendments prepared by the Company and delivered to the Collateral Agent as the Company shall reasonably request reflecting that such Mooresville Excluded Equipment or Other Excluded Equipment, as the case may be, that is set forth in such Collateral Certificate is not subject to the Lien created hereunder.

5.12 Special Provisions Relating to Collateral.

(a) Location of Collateral.

(i) No Obligor shall move or relocate any of the Collateral to any real property that is not Original Real Property, unless:

(a) with respect to such real property (x) unless such real property is owned by any Obligor and subject to no Lien other than Permitted Liens or Liens in favor of the Secured Parties, the Collateral Agent shall have received a Waiver and Access Rights Agreement, which Waiver and Access Rights Agreement shall be in full force and effect and (y) a fixture filing in favor of the Collateral Agent shall have been made; and

(b) the Collateral Agent shall have received a Collateral Certificate with respect to such moved or relocated Collateral.

(ii) Each Obligor agrees that it will maintain any and all Equipment constituting Collateral on real property located in the United States of America and with respect to which a fixture filing in favor of the Collateral Agent has been made and either:

(a) such real property is subject to no Lien other than Permitted Liens or Liens in favor of the Secured Parties, or

(b) with respect to such real property the Collateral Agent shall have received a Waiver and Access Rights Agreement, which Waiver and Access Rights Agreement shall be in full force and effect.

(iii) No Obligor shall sell, lease, convey, transfer or otherwise dispose any of the Collateral to WinCup RE, LLC (or any successor to WinCup RE, LLC).

(b) Motor Vehicles. If on any date (the “Motor Vehicles Perfection Date”) the aggregate Fair Market Value of Collateral consisting of Motor Vehicles subject to a certificate of title statute exceeds $450,000, the Company shall, within 30 days of the Motor Vehicles Perfection Date, deliver (or cause to be delivered) to the Collateral Agent originals of the certificates of title or ownership for all such Motor Vehicles with the Collateral Agent listed as lienholder and take such other action as is necessary or as the Collateral Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles. With respect to any Motor Vehicles subject to a certificate of title that shall become part of the Collateral after the Motor Vehicles Perfection Date, the Company shall, within 30 days of the date such Motor Vehicles become part of the Collateral, deliver (or cause to be delivered) to the Collateral Agent originals of the certificates of title or ownership for all such Motor Vehicles with the Collateral Agent listed as lienholder and take such other action as is necessary or as the Collateral Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.

(c) Amendments and Terminations. The Company shall, within 10 days after the date hereof, cause to be filed all of the amendments, termination statements and fixture filing terminations described in Part B of Schedule E to the Perfection Certificate delivered on the date hereof.

(d) Perfection Certificate. The Company shall deliver a Perfection Certificate to the Collateral Agent in the following circumstances:

(i) on the date hereof and annually together with the Officers’ Certificate required to be delivered pursuant to Section 1003(a) of the Indenture, dated the date of each such delivery; and

(ii) on any other date in the discretion of the Company.

(e) New Collateral Notwithstanding anything herein or in the Indenture to the contrary, the Company shall not be permitted to make an investment in Specified Collateral Assets of any Obligor pursuant to Section 1009 of the Indenture or reinvest Net Loss Proceeds in the rebuilding, repair, replacement or construction of improvements to property pursuant to Section 1017 of the Indenture unless each of the following actions shall have been performed to the satisfaction of the Collateral Agent:

(i) the Collateral Agent shall have received a Collateral Certificate with respect to such investment or reinvestment at least 10 Business Days prior to the date of such investment or reinvestment; and

(ii) upon the reasonable request of the Collateral Agent, the Company shall have delivered to the Collateral Agent, at least 10 Business Days prior to the date of such investment or reinvestment, Uniform Commercial Code amendments for recordation in the appropriate filing or recordation offices set forth in the most recently delivered Perfection Certificate.

(f) New Mooresville Collateral. The following actions shall have been performed at least 10 Business Days prior to the date any Mooresville Excluded Equipment is to become New Mooresville Collateral, in each case to the satisfaction of the Collateral Agent:

(i) the Collateral Agent shall have received a Collateral Certificate with respect to such New Mooresville Collateral; and

(ii) upon the reasonable request of the Collateral Agent, the Collateral Agent shall have received Uniform Commercial Code amendments for recordation in the appropriate filing or recordation offices set forth in the most recently delivered Perfection Certificate.

(g) Patents. Each Obligor agrees that it shall not file any patents or patent applications with respect to any trade secrets, know-how or proprietary knowledge of any Obligor necessary or required to operate or sell, dispose or otherwise transfer any of the Collateral unless, prior to any such filing and at all times thereafter, there shall be in effect a legal, valid and binding, irrevocable and non-exclusive license agreement in favor of the Collateral Agent with respect to any such patent or patent application that (i) is perpetual and binding on such Obligor and all other future owners of such patent or patent application, (ii) provides for the Collateral Agent to have royalty-free use of any such patent or patent application, and (iii) is assignable by the Collateral Agent without consent of the owner of such patent or patent application to any assignee of the Collateral Agent or the Collateral.

(h) Environmental.

(i) The Obligors shall ensure that all real property owned or occupied by the Obligors remains in compliance in all material respects with all Environmental Laws and they will not place or permit to be placed any Hazardous Materials on any such property except as not prohibited by applicable law or appropriate governmental authorities.

(ii) The Obligors will establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(iii) Promptly upon the written request of the Collateral Agent from time to time, the Company shall provide the Collateral Agent, at the Company’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Collateral

Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Materials found on, under, at or within any real property owned or occupied by any Obligor. Any report or investigation of such Hazardous Material proposed and acceptable to an appropriate governmental authority that is charged to oversee the clean-up of such Hazardous Material shall be acceptable to the Collateral Agent. If such estimates, either individually or in the aggregate, exceed $100,000, the Collateral Agent shall have the right to require the Company to post a bond, letter of credit or other security reasonably satisfactory to the Collateral Agent to secure payment of these costs and expenses.

(iv) Each Obligor shall defend and indemnify the Collateral Agent and hold the Collateral Agent and its employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by the Collateral Agent under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Material, if the same originates or emerges from any real property owned or occupied by such Obligor or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Material resulting from actions on the part of the Collateral Agent. The Obligors’ obligations and the indemnifications hereunder shall survive the termination of this Agreement.

(v) For purposes of this clause (h), all references to any real property owned or occupied by any Obligor shall be deemed to include all of such Obligor’s right, title and interest in and to its owned and leased premises.

5.13 Compliance with the TIA. To the extent applicable, each Obligor will comply with the Trust Indenture Act relating to opinions of counsel or certificates regarding the Liens created hereunder and the other Collateral Documents.

5.14 Leasing Matters. Without prejudice to any other provision in the Indenture or any Collateral Document:

(a) the Obligors shall not permit (i) the aggregate outstanding amount of Indebtedness under the GE Leasing Documents, either on the date hereof or anytime hereafter, to exceed $1,400,000, and (ii) the aggregate outstanding amount of Indebtedness under the Transamerica Leasing Documents, either on the date hereof or anytime hereafter, to exceed $1,800,000;

(b) the Obligors shall not permit, either on the date hereof or anytime hereafter, any of the Indebtedness under any of the Existing Leasing Documents to be secured by any of the Collateral;

(c) the Obligors shall not permit on the date hereof any property other than Existing Leased Collateral to be subject to the Existing Financing Statements;

(d) the Company shall provide to the Collateral Agent at least five days’ prior written notice of any new property to be added as collateral security under any of the Existing Leasing Documents or to be subject to the Existing Financing Statements;

(e) no Obligor shall incur any Indebtedness to GE or Transamerica on or after the date hereof unless the Collateral Agent shall have received evidence that all of the Existing Financing Statements shall either (i) have been terminated or (ii) properly reflect the Existing Leased Collateral and no other property; and

(f) the Company shall use its commercially reasonable efforts to cause the Existing Financing Statements to properly reflect the Existing Leased Collateral and no other property, and, in addition to the foregoing, upon the termination of any of the Existing Leasing Documents, the Company shall promptly take all necessary action to cause the Existing Financing Statements relating to such Existing Leasing Documents to be terminated.

For purposes of this Section 5.14, the following terms shall have the meanings set forth below:

“Existing Leased Collateral” means the property listed on Part A and Part B of Annex 1 in which on the date hereof there is a security interest granted in favor of either GE or Transamerica.

“Existing Leasing Documents” means, collectively, the GE Leasing Documents and the Transamerica Leasing Documents.

“Existing Financing Statements” means, collectively, the GE Financing Statements and the Transamerica Financing Statements.

“GE” means General Electric Capital Corporation.

“GE Financing Statements” means the financing statements and fixture filings in favor of GE set forth in Part C of Schedule E to the Perfection Certificate delivered on the date hereof and any other financing statements and fixture filings against any of the Obligors in favor of GE existing on the date hereof.

“GE Leasing Documents” means the various master lease agreements, master security agreements, promissory notes and any other agreements or notes in effect on the date hereof and evidencing indebtedness between or among any of the Obligors and GE.

“Transamerica” means Transamerica Equipment Financial Services Corporation.

“Transamerica Financing Statements” means the financing statements and fixture filings in favor of Transamerica set forth in Part C of Schedule E to the Perfection Certificate delivered on the date hereof and any other financing statements and fixture filings against any of the Obligors in favor of Transamerica existing on the date hereof.

“Transamerica Leasing Documents” means the various master lease agreements, master security agreements, promissory notes and any other agreements or notes in effect on the date hereof and evidencing indebtedness between or among any of the Obligors and Transamerica.

Section 6. Miscellaneous.

6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered as provided in Section 106 of the Indenture and shall be deemed to have been given at the times specified in said Section.

6.02 No Waiver. No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.03 Amendments, Etc. The terms of this Agreement may be waived, amended or modified only in accordance with the Indenture and pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Obligor or Obligors with respect to which such waiver, amendment or modification is to apply. Any such amendment or waiver shall be binding upon the Secured Parties and each holder of any of the Secured Obligations and each Obligor.

6.04 Expenses. The Obligors jointly and severally agree to reimburse each of the Secured Parties for all costs and expenses incurred by them (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral or the Mortgaged Property that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral or the Mortgaged Property, and for the care of the Collateral and the Mortgaged Property and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor and the Secured Parties, provided that no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent (granted with the authorization of the Holders as specified in Article 9 of the Indenture).

6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.07 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE INDENTURE, THIS AGREEMENT OR THE OTHER COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE

THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE INDENTURE, THIS AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (b).

6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.09 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.11 Additional Obligors. As contemplated in Section 1019 of the Indenture, a new Subsidiary of the Borrower formed or acquired by the Borrower after the date hereof may become a “Guarantor” under the Indenture and an “Obligor” under this Agreement by executing and delivering to the Collateral Agent a supplemental indenture as provided in said Section 1019. Accordingly, upon the execution and delivery of any such supplemental indenture by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become an “Obligor” for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such supplemental indenture.

6.12 The Collateral Agent. The Collateral Agent shall be subject to such directions as may be given it by the Trustee from time to time as required or permitted by the Indenture. Except as directed by the Trustee and as required by the Indenture or the Collateral Documents, the Collateral Agent shall not be obligated (i) to act upon directions purported to be delivered to it by any other Person, (ii) to foreclose upon or otherwise enforce any Lien on the Collateral or the Mortgaged Property, or (iii) to take any other action whatsoever with regard to any or all of the Collateral Documents or the Collateral or the Mortgaged Collateral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WINCUP HOLDINGS, INC.

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

RADNOR CHEMICAL CORPORATION

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	Chairman

STYROCHEM U.S., LTD.
By:	STYROCHEM GP, L.L.C., its general partner
By:	RADNOR CHEMICAL CORPORATION, its sole member

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	Chairman

RADNOR HOLDINGS CORPORATION

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President & CEO

RADNOR DELAWARE II, INC.

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	Chairman

STYROCHEM DELAWARE, INC.

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	Chairman

WINCUP TEXAS, LTD.
By:	WINCUP GP, L.L.C., its general partner
By:	WINCUP HOLDINGS, INC., its sole member

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

STYROCHEM GP, L.L.C.
By:	RADNOR CHEMICAL CORPORATION, its sole member

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	Chairman

STYROCHEM LP, L.L.C.
By:	RADNOR CHEMICAL CORPORATION, its sole member

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	Chairman

WINCUP GP, L.L.C.
By:	WINCUP HOLDINGS, INC., its sole member

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

WINCUP LP, L.L.C.
By:	WINCUP HOLDINGS, INC., its sole member

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Collateral agent

By	/s/ Alan G. Finn
Name:	Alan G. Finn
Title:	Vice President

[ANNEX 1 THROUGH ANNEX 4 OMITTED]